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                                                   LAKELAND FINANCIAL CORPORATION
                                         COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO
                                            FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                            Six Months
                                          Ended June 30,
                                            (unaudited)                               Years Ended December 31,
                                       --------------------           ---------------------------------------------------------
                                         1997         1996              1996        1995         1994        1993         1992
                                         ----         ----              ----        ----         ----        ----         ----
EXCLUDING INTEREST                                                (dollars in thousands)
ON DEPOSITS:
Net Income                             $ 4,027      $ 3,218           $ 6,444     $ 5,645      $ 5,126     $ 4,235      $ 3,359
Income taxes                             2,191        1,808             3,504       3,064        3,024       2,171        1,762
Fixed charges, excluding
preferred stock dividends and
capitalized interest                     3,172        2,416             5,326       4,795        2,779       1,921        1,838
                                       --------------------           ---------------------------------------------------------
(A) Earnings                           $ 9,390      $ 7,442           $15,274     $13,504      $10,929     $ 8,327      $ 6,959
                                       ====================           =========================================================
Interest, excluding interest
on deposits                            $ 3,172      $ 2,416           $ 5,326     $ 4,795      $ 2,779     $ 1,921      $ 1,838
Preferred stock dividends                    -            -                 -           -            -           -            -
Capitalized interest                         -            -                 -           -            -           -            -
                                       --------------------           ---------------------------------------------------------
(B) Fixed charges                      $ 3,172      $ 2,416           $ 5,326     $ 4,795      $ 2,779     $ 1,921      $ 1,838
                                       ====================           =========================================================
Consolidated ratios of
earnings to fixed charges
excluding interest on deposits            2.96         3.08              2.87        2.82         3.93        4.33         3.79
(A/B)                                  ====================           =========================================================

INCLUDING INTEREST
ON DEPOSITS:
Net income                             $ 4,027      $ 3,218           $ 6,444     $ 5,645      $ 5,126     $ 4,235      $ 3,359
Income taxes                             2,191        1,808             3,504       3,064        3,024       2,171        1,762
Fixed charges, excluding
preferred stock dividends and
capitalized interest                    13,246       11,449            23,737      21,642       14,887      12,022       13,622
                                       --------------------           ---------------------------------------------------------
(C) Earnings                           $19,464      $16,475           $33,685     $30,351      $23,037     $18,428      $18,743
                                       ====================           =========================================================
Interest, including interest
on deposits                            $13,246      $11,449           $23,737     $21,642      $14,887     $12,022      $13,622
Preferred stock dividends                    -            -                 -           -            -           -            -
Capitalized interest                         -            -                 -           -            -           -            -
                                       --------------------           ---------------------------------------------------------
(D) Fixed charges                      $13,246      $11,449           $23,737     $21,642      $14,887     $12,022      $13,622
                                       ====================           =========================================================
Consolidated ratios of
earnings to fixed charges
including interest on deposits            1.47         1.44              1.42        1.40         1.55        1.53         1.38
(C/D)                                  ====================           =========================================================
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